Form C

Cover Page

Name of issuer:

GNH Restaurant 3 LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/21/2018

Physical address of issuer:

3222 Glendale Galleria way
Glendale CA 91210

Website of issuer:

http://Gigglesnhugs.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Series A Preferred Units of Membership Interest in the Company

Target number of securities to be offered:

300,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $300,000; Units will be sold in increments of $1.

Target offering amount:

$300,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/5/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$12,450.00	$0.00
Cash & Cash Equivalents:	$12,450.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($7,550.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

GNH Restaurant 3 LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Joey Parsi	CEO	Giggles N Hugs	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Philip Gay	CFO	2018
Philip Gay	Treasurer	2018
Sean Richards	Secretary	2018
Joey Parsi	CEO	2018
Joey Parsi	Founder	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Giggles N Hugs	membership interest	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *WE ARE AN EARLY DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY.*

We were formed under the laws of Delaware on September 21, 2018. We have limited operations and no operating revenue. The Company is in the development stage, and its future operations are subject to all of the risks inherent in the establishment of a new business enterprise. These risks are described in detail below. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of an entity in the restaurant industry and the competitive environment in which the Company operates. There can be no assurances that the Company will be able to generate revenues, that future revenues will be significant, that any sales will be profitable or that the Company will have sufficient funds available to complete its marketing and development programs. The Company currently has operating losses, has no substantive source of operating revenue, is unable to self-finance operations, has limited resources, and there can be no assurances that it will be able to develop such revenue sources or that its operations will become profitable, even if it is able to commercialize the restaurant that it plans to open.

IF WE ARE NOT ABLE TO EXECUTE OUR BUSINESS PLAN AND PENETRATE THE RESTAURANT INDUSTRY, THEN OUR BUSINESS WILL NOT BE ABLE TO GROW.

Our ability to execute our business plan and penetrate the restaurant industry will depend on a number of factors many of which are beyond our control. These risks may include, but are not limited to:

- Locating an available and budget-friendly suitable restaurant site;
- Obtaining acceptable financing for construction or negotiating acceptable lease terms;
- Recruiting, training and retaining qualified corporate and restaurant personnel and management;
- Cost-effective and timely planning, design and build-out of restaurant and the timing of delivery of leased premises from our landlords so we can commence our build-out construction activities;
- Unforeseen engineering or environmental problems with the leased premises;
- Construction and development costs;
- Obtaining and maintaining required local, state and federal government approvals and permits related to the construction of restaurant sites and the sale of prepared food products;
- Creating guest awareness of our restaurant in a new market;
- Competition in our new market;
- Labor shortages or disputes experienced by our landlords or outside contractors;
- The introduction of competitive restaurants;
- Changes in consumer preferences;
- The level of effectiveness of our sales and marketing efforts;
- Any unfavorable publicity regarding our restaurant or brand;
- Litigation or threats of litigations;
- The price of our food products relative to other competing restaurants;
- Price increases resulting from rising commodity costs;
- Any changes in government policies and practices related to our restaurant;
- General economic conditions; and
- The success of this offering.

We may not be able to raise sufficient capital to execute our business plan and penetrate the restaurant industry. As a result, we may not be able to generate sales, and as a result, we may never become profitable and our business prospects will suffer.

IN ORDER FOR THE COMPANY TO COMPETE AND GROW, IT MUST ATTRACT, RECRUIT, RETAIN AND DEVELOP THE NECESSARY PERSONNEL WHO HAVE THE NEEDED EXPERIENCE.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could harm future restaurant sales and business growth. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in our development, loss of customers and food sales and diversion of management resources, which could adversely affect operating results.

WE HAVE A HISTORY OF LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

The Company is in the development stage. Although we are capable of setting up a restaurant and our founders currently operate restaurants, we have not selected a site, built out our restaurant, and have had no sales to date. We have incurred losses since we began our Company and we will continue to have losses in the future as we incur additional expenses to execute our business plan and fuel our potential growth. We expect to make significant expenditures to further develop our restaurant. We will have to generate and sustain increased revenues to achieve or maintain profitability. We may not generate sufficient revenues to achieve or maintain profitability in the future. We may incur significant losses in the future for a number of reasons, including those discussed in other risk factors and factors that we cannot foresee.

OUR ENTRY INTO THIS MARKET MAY PRESENT INCREASED RISKS DUE TO OUR UNFAMILIARITY WITH THE GEOGRAPHIC AREA.

We plan to open our restaurant somewhere on the West Coast of the United States but not necessarily in the same areas that our parent company owns other restaurants. Since we may be opening a restaurant in a market in which we have no prior operating experience, our efforts may fail. This market may have different competitive conditions, consumer tastes and discretionary spending patterns than the markets our founders' restaurants are currently operating in. In addition, our restaurant may take several months to reach budgeted operating levels due to problems associated with new restaurants, including lack of market awareness, inability to hire sufficient staff and other factors. Although we will attempt to mitigate these factors by paying careful attention to training and staffing needs, there can be no assurance that we will be able to operate this restaurant on a profitable basis.

WE FACE SIGNIFICANT COMPETITION IN THE RESTAURANT INDUSTRY.

The restaurant industry is intensely competitive, highly fragmented, and we compete with a number of other restaurants. We believe that we compete primarily with casual and quick-casual establishments with play areas. We also compete with play areas without restaurants such as Under the Sea Indoor Playgrounds. Many of our direct and indirect competitors are well-established national, regional or local chains with a greater market presence than us. Further, many of these competitors have substantially greater financial, marketing and other resources than us, have been in business longer, have greater name recognition and are better established in the markets where our future restaurant will be located. Our ability to compete successfully in the restaurant industry and to manage our planned growth will depend primarily upon the following factors:

- maintaining continuity in our management and key personnel;
- ability to react to competitive food product and pricing pressures;
- the strength of our brand;
- increasing the productivity of our employees;
- effective marketing;
- acquiring new guests for our restaurant;
- ability to respond to problems with staffing, leased premises or otherwise;
- developing and improving our operational, financial and management controls;
- developing and improving our information reporting systems and procedures; and
- the desirability of our restaurant.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our restaurant, or reduction of operating profits.

THE FORECASTS OF MARKET GROWTH INCLUDED IN THIS OFFERING STATEMENT MAY PROVE TO BE INACCURATE, AND EVEN IF THE MARKETS IN WHICH WE COMPETE ACHIEVE THE FORECASTED GROWTH, WE CANNOT ASSURE YOU OUR BUSINESS WILL GROW AT SIMILAR RATES, IF AT ALL.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts in this offering statement may prove to be inaccurate. Even if these markets experience the forecasted growth described in this offering statement, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this offering statement should not be taken as indicative of our future growth.

WE WILL NEED ADDITIONAL FINANCING TO EXECUTE OUR BUSINESS PLAN WHICH WE MAY NOT BE ABLE TO SECURE ON ACCEPTABLE TERMS, OR AT ALL.

We will require additional financing in the near and long term to fully execute our business plan. Our success depends on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

OUR SUCCESS DEPENDS ON THE SERVICES OF OUR SENIOR EXECUTIVES, JOEY PARSI AND PHILIP GAY, THE LOSS OF EITHER OF WHOM COULD DISRUPT OUR BUSINESS.

We depend to a large extent on the services of our senior executives, Joey Parsi and Philip Gay. Given their knowledge and experience, they are critical to our future prospects and development as we rely on their expertise in developing our business and maintaining our operations. Because we are dependent on the vision of our senior executives, it will be critical to our prospects and successful development that they remain with us to help establish, develop and grow our business. The loss of the service of our senior executives and the failure to find timely replacements with comparable experience and expertise could disrupt and adversely affect our business.

BECAUSE OUR CHIEF EXECUTIVE OFFICER IS THE CEO OF OUR PARENT COMPANY, HE CONTROLS OUR COMPANY AND IS ABLE TO DESIGNATE THE MEMBERS OF OUR BOARD OF MANAGERS AND CONTROL ALL MAJOR DECISIONS AND CORPORATE ACTIONS AND SO LONG AS HE RETAINS SUCH CONTROL YOU WILL NOT BE ABLE TO ELECT ANY MEMBERS OF OUR BOARD OF DIRECTORS OR HAVE A MEANINGFUL SAY IN ANY MAJOR DECISIONS OR CORPORATE ACTIONS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SECURITIES.

Our Chief Executive Officer is also the Chief Executive Officer of our parent company, Giggles N' Hugs, Inc.. As a result, he is able to elect all of our directors, appoint all of our officers, control the member vote on any major decision or corporate action and control our operations. Our Chief Executive Officer can unilaterally decide major corporate actions such as mergers, acquisitions, future securities offerings, amendments to our operating agreement and other significant company events. Our Chief Executive Officer's unilateral control over us could decrease the price and marketability of our securities.

WE ARE SUBJECT TO INCOME TAXES AS WELL AS NON-INCOME BASED TAXES, SUCH AS PAYROLL, SALES, USE, VALUE-ADDED, NET WORTH, PROPERTY AND GOODS AND SERVICES TAXES, IN BOTH STATE AND FEDERAL JURISDICTIONS.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. There is no assurance that the final determination of tax audits or tax disputes will not be different from what we will reflect in our income tax provisions, expense amounts for non-income-based taxes and accruals. Furthermore, any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which the determination is made.

THE COMPANY HAS INDICATED THAT IT HAS ENGAGED IN CERTAIN TRANSACTIONS WITH RELATED PERSONS.

We were formed by our parent company, Gigles N' Hugs, Inc. As part of that formation, we issued 4,280,000 common units to our parent company at a nominal price. In addition, our operating agreement provides that our parent company is entitled to a management fee of 3% of our gross revenues in addition to any distributions that it is entitled to as a result of owning our common units. Related party transactions like these pose potential conflicts of interest and may not be on terms that would be the same if the Company engaged in a transaction with an unrelated third party.

FLUCTUATIONS IN THE COST, AVAILABILITY AND QUALITY OF OUR RAW INGREDIENTS AND NATURAL RESOURCES SUCH AS ENERGY AFFECT OUR RESULTS OF OPERATIONS.

The cost, availability and quality of the ingredients that we use to prepare our food are subject to a range of factors, many of which are beyond our control. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of our ingredients. We have limited control over these changes in the price and quality of commodities, since we typically do not enter into long-term pricing agreements for our ingredients. We may not be able to pass through any future cost increase by increasing menu prices. These factors could adversely affect our business, reputation and financial results.

In recent years there has been an increase in the use of social media platforms and similar devices that allow individuals' access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate in its impact. A variety of risks are associated with the use of social media, including the improper disclosure of proprietary information, negative comments about our Company, exposure of personally identifiable information, fraud or outdated information. The inappropriate use of social media platforms by our guests, employees or other individuals could increase our costs, lead to litigation, or result in negative publicity that could damage our reputation. If we are unable to quickly and effectively respond, we may suffer declines in guest traffic, which could materially affect our financial condition and results of operations.

LITIGATION AND UNFAVORABLE PUBLICITY COULD NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS AS WELL AS OUR FUTURE BUSINESS.

We are subject to potential for litigation and other customer complaints concerning our food safety, service and/or other operational factors. Guests may file formal litigation complaints that we are required to defend, whether or not we believe them to be true. Substantial, complex or extended litigation could have an adverse effect on our results of operations if we incur substantial defense costs and our management is distracted. Employees may also, from time to time, bring lawsuits against us regarding injury, discrimination, wage and hour, and other employment issues. Additionally, we are subject to the risk of litigation by our unitholders as a result of factors including, but not limited to, performance of our business and ability to pay dividends.

FOOD SAFETY AND FOODBORNE ILLNESS CONCERNS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

We cannot guarantee that our internal controls and training will be fully effective in preventing all food safety issues at our restaurant, including any occurrences of foodborne illnesses such as salmonella, E. coli and hepatitis A. In addition, there is no guarantee that our restaurant will maintain the high levels of internal controls and training we require at our restaurant.

Furthermore, we rely on third-party vendors, making it difficult to monitor food safety compliance and increasing the risk that foodborne illness would affect our restaurant. Some foodborne illness incidents could be caused by third-party vendors and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of foodborne illness in our restaurant or market or related to food products we sell could negatively affect our restaurant revenue nationwide if highly publicized on national media outlets or through social media.

This risk exists even if it were later determined that the illness was wrongly attributed to us or our restaurant. A number of other restaurant chains have experienced incidents related to foodborne illnesses that have had a material adverse effect on their operations. The occurrence of a similar incident at our restaurant, or negative publicity or public speculation about an incident, could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY DECLINES IN DISCRETIONARY SPENDING AND MAY BE AFFECTED BY CHANGES IN CONSUMER PREFERENCES.

Our success depends, in part, upon the popularity of our food products. Shifts in consumer preferences away from our restaurant or cuisine could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, and business and financial condition.

OUR INABILITY TO SUCCESSFULLY AND SUFFICIENTLY RAISE MENU PRICES COULD RESULT IN A DECLINE IN PROFITABILITY.

We plan to utilize menu price increases to help offset cost increases, including increased cost for commodities, minimum wages, employee benefits, insurance arrangements, construction, utilities and other key operating costs. If its selection and amount of menu price increases are not accepted by consumers and reduce guest traffic, or are insufficient to counter increased costs, our financial results could be harmed.

THE SALE OF ALCOHOLIC BEVERAGES AT OUR RESTAURANT SUBJECTS US TO ADDITIONAL REGULATIONS AND POTENTIAL LIABILITY.

Because we plan to sell alcoholic beverages, we will be required to comply with the alcohol licensing requirements of the federal government, state and municipal authorities where our restaurant is located. Alcoholic beverage control regulations require applications to state authorities and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, the licenses are renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of restaurants and bars, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state or local regulations, our licenses may be revoked, and we may be forced to terminate the sale of alcoholic beverages. Further, growing movements to change laws relating to alcohol may result in a decline in alcohol consumption, all of which may negatively impact operations or result in the loss of liquor licenses.

WE MUST CORRECTLY PREDICT, IDENTIFY, AND INTERPRET CHANGES IN CONSUMER PREFERENCES AND DEMAND, OFFER NEW PRODUCTS TO MEET THOSE CHANGES, AND RESPOND TO COMPETITIVE INNOVATION.

Consumer preferences change continually. Our future success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. In addition, because of our varied customer base, we must offer an array of products that satisfy the broad spectrum of consumer preferences. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations.

In addition, our future growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

INCREASES IN COSTS, INCLUDING FOOD, LABOR AND ENERGY PRICES, WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety.

Our ability to maintain consistent price and quality throughout our restaurant depends in part upon our ability to acquire specified food products and supplies in sufficient quantities from third-party vendors, suppliers and distributors at a reasonable cost. We do not control the businesses of our vendors, suppliers and distributors, and our efforts to specify and monitor the standards under which they perform may not be successful. If any of our vendors or other suppliers are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations.

Furthermore, if our current vendors or other suppliers are unable to support us, or if we are unable to find vendors to meet our supply specifications or service needs, we could likewise encounter supply shortages and incur higher costs to secure adequate supplies, which could have a material adverse effect on our business, financial condition and results of operations.

CHANGES IN EMPLOYMENT LAWS AND MINIMUM WAGE STANDARDS MAY ADVERSELY AFFECT OUR BUSINESS.

Labor is a primary component in the cost of operating our restaurant. If we face labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase and our growth could be negatively impacted.

In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators and management personnel, as well as a sufficient number of other qualified employees, including customer service and kitchen staff. In addition, restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced significant problems in recruiting or retaining employees, our ability to recruit and retain such individuals may result in higher employee turnover, which could have a material adverse effect on our business, financial condition and results of operations.

Various federal and state labor laws govern the relationship with our employees and impact operating costs. These laws include employee classification as exempt or non-exempt for overtime and other purposes, minimum wage requirements, unemployment tax rates, workers' compensation rates, immigration status and other wage and benefit requirements. Significant additional government-imposed increases in the following areas could have a material adverse effect on our business, financial condition and results of operations:

minimum wages;
mandatory health benefits;
paid leaves of absence, including paid sick leave; and
tax reporting.

We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

THE ADA PROHIBITS DISCRIMINATION IN EMPLOYMENT AND PUBLIC ACCOMMODATIONS ON THE BASIS OF DISABILITY.

Under the Americans with Disabilities Act, we could be required to modify our restaurant to provide service to, or make reasonable accommodations for the employment of, disabled persons. We are subject to the ADA, which, among other things, requires our restaurant to meet federally mandated requirements for the disabled.

WE ARE SUBJECT TO THE INS AND MUST COMPLY WITH FEDERAL IMMIGRATION LAW.

Our employment practices will be subject to the requirements of the Immigration and Naturalization Service relating to citizenship and residency.

WE ARE SUBJECT TO THE RISK OF SUBSTANTIAL ENVIRONMENTAL LIABILITY AND LIMITATIONS ON OUR FUTURE OPERATIONS DUE TO ENVIRONMENTAL LAWS AND REGULATIONS.

We are subject to extensive federal, state, local and foreign environmental, health and safety laws and regulations concerning matters such as wastewater discharges, solid and hazardous waste handling and disposal and the investigation and remediation of contamination. The risks of substantial costs and liabilities related to compliance with these laws and regulations will be an inherent part of our business, and future conditions may develop, arise or be discovered that create substantial environmental compliance or remediation liabilities and costs. Compliance with environmental, health and safety legislation and regulatory requirements may prove to be more limiting and costly than we anticipate. We may be subject to legal proceedings brought by private parties or governmental authorities with respect to environmental matters, including matters involving alleged property damage or personal injury. New laws and regulations, including those which may relate to emissions of greenhouse gases, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements could require us to incur costs or become the basis for new or increased liabilities that could have a material adverse effect on our business, financial condition or results of operations.

LEGISLATION AND REGULATIONS REQUIRING THE DISPLAY AND PROVISION OF NUTRITIONAL INFORMATION FOR OUR MENU OFFERINGS, AND NEW INFORMATION OR ATTITUDES REGARDING DIET AND HEALTH OR ADVERSE OPINIONS ABOUT THE HEALTH EFFECTS OF CONSUMING OUR MENU OFFERINGS, COULD AFFECT CONSUMER PREFERENCES AND NEGATIVELY IMPACT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We plan to serve food. Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming our menu offerings. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings. For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers, or have enacted legislation restricting the use of certain types of ingredients in restaurants. Furthermore, the Patient Protection and Affordable Care Act of 2010 (the "PPACA") establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. The imposition of menu-labeling laws, nutritional information disclosure and public sentiment could have an adverse effect on our results of operations and financial position, as well as the hospitality industry in general.

WE MAY BE SUBJECT TO ALL OF THE RISKS ASSOCIATED WITH LEASING SPACE SUBJECT TO LONG-TERM NON-CANCELABLE LEASES.

We expect our future restaurant will be leased and we may be obligated under a long-term non-cancelable lease for our future restaurant. A typical restaurant lease will generally require us to pay a proportionate share of real estate taxes, insurance, common area maintenance charges and other operating costs. Some restaurant leases may provide for contingent rental payments based on sales thresholds.

If our future restaurant is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, as our lease expires, we may fail to negotiate renewal, either on commercially acceptable terms or at all, which could cause us to pay increased occupancy costs or to close our restaurant. If occupancy costs increased or we were forced to close our restaurant, then it would have a material adverse effect on our business, financial condition and results of operations.

LABOR SHORTAGES OR INCREASES IN LABOR COSTS COULD RESTRICT OUR ABILITY TO GROW OR ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We expect that our success will depend in part on our ability to attract, motivate, and retain a sufficient number of qualified restaurant employees, necessary to build and grow our operations. If we are unable to identify, and attract a sufficient number of qualified employees, we will be unable to operate our restaurant successfully. Competition for qualified restaurant employees could require us to pay higher wages and benefits, which could result in higher labor costs.

BECAUSE OUR RESTAURANT WILL BE LOCATED IN A SINGLE AREA, WE ARE SUSCEPTIBLE TO ECONOMIC AND OTHER TRENDS AND DEVELOPMENTS, INCLUDING ADVERSE WEATHER CONDITIONS, IN THIS AREA.

Our financial performance dependent on our future restaurant that we expect will be located somewhere in the West Coast of the United States. As a result, adverse economic conditions in this area could have a material adverse effect on our overall results of operations. In addition, local strikes, terrorist attacks, increases in energy prices, inclement weather or natural or man-made disasters could have a negative effect on our business. Temporary or prolonged closures may occur and guest traffic may decline due to the actual or perceived effects of future weather related events.

WE WILL RELY ON SUPPLIERS TO PROVIDE RAW INGREDIENTS FOR OUR RESTAURANT. WE PLAN TO SOURCE CERTAIN MATERIALS FROM A NUMBER OF THIRD-PARTY SUPPLIERS.

We will depend on suppliers to meet customer demand for our food products. Our ability to meet such customer demand may be adversely affected if suppliers do not provide the agreed-upon supplies in a timely and cost-effective manner. Our restaurant requires fresh meat and produce. The quality of our food products may be adversely impacted if suppliers from whom we acquire meat and produce do not provide meat and produce which meets required our and our customers' expectations. Our suppliers may be less likely than us to be able to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we may rely on only one or two suppliers for a particular type of meat or produce.

Although we believe that alternative suppliers will be available, the loss of any of our future suppliers could adversely affect our results of operations and financial condition. Our inability to preserve the expected economics of these agreements could expose us to significant cost increases in future years.

OUR BUSINESS WILL DEPEND ON DEVELOPING AND MAINTAINING CLOSE AND PRODUCTIVE RELATIONSHIPS WITH OUR VENDORS.

We will depend on our vendors to sell us quality products at favorable prices. Many factors outside our control, including, without limitation, raw material shortages, inadequate manufacturing capacity, labor disputes, transportation disruptions or weather conditions, could adversely affect our vendors' ability to deliver to us quality merchandise at favorable prices in a timely manner. Furthermore, financial or operational difficulties with a particular vendor could cause that vendor to increase the cost of the products or decrease the quality of the products we may purchase from it. Vendor consolidation could also limit the number of suppliers from which we may purchase products and could materially affect the prices we pay for these products. We would suffer an adverse impact if our vendors limit or cancel the return privileges that may protect us from inventory obsolescence.

SUBSTANTIAL DISRUPTION TO A FUTURE SUPPLIERS' MANUFACTURING FACILITIES COULD OCCUR.

A disruption in production at a suppliers' manufacturing facilities could have an adverse effect on our business. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant amount of time to start production, each of which could negatively affect our business and results of operations.

ANY DISRUPTION IN OUR INFORMATION SYSTEMS OR DATA PRIVACY BREACHES COULD DISRUPT OUR FUTURE OPERATIONS AND COULD ADVERSELY IMPACT OUR BUSINESS AND RESULTS OF OPERATIONS.

We plan to depend on various information systems to successfully manage our business operations, including marketing programs, administration, point-of-sale and other payment processing systems, various other processes and transactions, supplies, accounting controls and payroll. Any inability to successfully manage the procurement, development, implementation or execution of our information systems and back-up systems, including matters related to system security, reliability, performance and access, as well as any inability of these systems to fulfill their intended purpose within our business, could have an adverse effect on our business and results of operations. Disruptions, failures or other performance issues with these technology systems could negatively affect the Company's our relationship with its our customers, employees, vendors and others. A material network breach in the security of these systems as a result of a cyber attack, or any other failure to maintain a secure network could result in substantial harm or inconvenience to the Company, including the improper use of personal information or other "identity theft." Such disruptions may not be covered by our business interruption insurance, insurance that we plan to but have not yet obtained. Each of these situations or data privacy breaches may result in additional costs.

THROUGH OUR FUTURE OPERATIONS, WE WILL COLLECT AND STORE CERTAIN PERSONAL INFORMATION THAT OUR CUSTOMERS PROVIDE TO PURCHASE PRODUCTS, ENROLL IN PROMOTIONAL PROGRAMS, REGISTER ON OUR WEB SITE, OR OTHERWISE COMMUNICATE AND INTERACT WITH US.

We may share information about such persons with vendors that assist with certain aspects of our business. Security could be compromised and confidential customer or business information misappropriated. Loss of customer or business information could disrupt our operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

ASSERTIONS BY THIRD PARTIES OF INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION BY US OF THEIR INTELLECTUAL PROPERTY RIGHTS COULD RESULT IN SIGNIFICANT COSTS AND SUBSTANTIALLY HARM OUR BUSINESS AND OPERATING RESULTS.

In recent years, there has been significant litigation involving intellectual property rights. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing our food products or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Any of these events could result in increases in operating expenses, limit our product offerings or result in a loss of business.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY.

We obtained the right to use our intellectual property from our parent company, Giggles N' Hugs, Inc.   We believe that our licensed trademarks and other proprietary rights, including our restaurant and mascot designs, are important to our brand and our competitive position. Accordingly, our parent company devotes substantial resources to the development and protection of our licensed trademarks and proprietary rights. However, the actions taken by our parent company may be inadequate to prevent infringement or other unauthorized use of our licensed trademarks and other proprietary rights by others, which may thereby dilute our licensed trademarks in the marketplace and/or diminish the value of such proprietary rights. Our parent company may also be unable to prevent others from claiming infringement or other unauthorized use of our trademarks and other proprietary rights by us. In addition, others may assert rights in our licensed trademarks and other proprietary rights. Our license rights to our trademarks may in some cases be subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to both the date of our registration and our first use of such trademarks in the relevant territory. We cannot assure you that third parties will not assert claims against our licensed trademarks and other proprietary rights or that we will be able to successfully resolve each claim, which could result in our inability to use certain trademarks or other proprietary rights in certain jurisdictions or in connection with certain goods or services. Future actions by third parties may diminish the strength of our licensed trademarks or other proprietary rights, injure the goodwill associated with our business and decrease our competitive strength and performance. We could also incur substantial costs to defend or pursue legal actions relating to the use of our trademarks and other proprietary rights, which could have a material adverse effect on our business, results of operations or financial condition.

OUR RIGHT TO USE THE TRADEMARKS AND OTHER PROPRIETARY RIGHTS OF OUR PARENT MAY BE CANCELLED AT ANY TIME.

Our right to use the trademarks and other proprietary rights of our parent company, Gigles N' Hugs, Inc., have arisen out of a provision in our operating agreement pursuant to which our parent company agrees to let us use such rights and to provide us with managerial and other support subject to the payment to our parent company of a management fee equal to 3% of our gross revenues without deduction. Accordingly, our license rights are not subject to any formal license agreement, may be terminated at any time and do not have the benefit of representations, warranties and covenants that would normally be included in a definitive license agreement. If our parent company revokes our right to use the trademarks and other proprietary rights, our business, results of operations and prospects would be materially adversely affected.

WE PLAN TO OBTAIN INSURANCE THAT MAY NOT PROVIDE ADEQUATE LEVELS OF COVERAGE AGAINST CLAIMS.

We plan to obtain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and results of operations.

OUR FUTURE ADVERTISING AND MARKETING EFFORTS MAY BE COSTLY AND MAY NOT ACHIEVE DESIRED RESULTS.

We plan to incur substantial expense in connection with our advertising and marketing efforts. Although we plan to target our advertising and marketing efforts on current and potential customers who we believe are likely to be in the market for the food products we plan to sell, we cannot assure you that our advertising and marketing efforts will achieve our desired results. In addition, we will periodically adjust our advertising expenditures in an effort to optimize the return on such expenditures. Any decrease in the level of our advertising expenditures, which may be made to optimize such return could adversely affect our sales.

WE HAVE NOT PREPARED ANY AUDITED FINANCIAL STATEMENTS.

Therefore, you have no audited financial information regarding the Company's capitalization or assets or liabilities on which to make your investment decision. If you feel the information provided is insufficient, you should not invest in the Company.

ALTHOUGH DEPENDENT ON CERTAIN KEY PERSONNEL, THE COMPANY DOES NOT HAVE ANY KEY MAN LIFE INSURANCE POLICIES ON ANY SUCH PEOPLE.

The Company is dependent on Joey Parsi and Philip Gay in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to them in the event of their death or disability. Therefore, if either Joey Parsi or Philip Gay dies or becomes disabled, the Company will not receive any compensation to assist with their absence. The loss of Joey Parsi or Philip Gay could negatively affect the Company and its operations.

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

There is substantial doubt that we can continue as an ongoing business for the next 12 months unless we raise additional capital. Any projections have been prepared without any adjustments resulting from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

THE COMPANY MAY INCUR DEBT, WHICH WOULD BE SENIOR TO THE SECURITIES BEING OFFERED TO YOU IN THE CASE OF A LIQUIDATION.

The Company may incur debt that is either secured by the assets of the restaurant or is unsecured. Any debt that is issued would be senior to the securities being issued to you in this offering in the case of a liquidation of the Company. Also, complying with obligations under such indebtedness may have a material adverse effect on the Company and your investment.

THE SERIES A PREFERRED UNITS WILL NOT BE FREELY TRADABLE UNDER FEDERAL SECURITIES LAWS UNTIL ONE YEAR FROM THE INITIAL PURCHASE DATE. ALTHOUGH THE SERIES A PREFERRED UNITS MAY BE TRADABLE UNDER FEDERAL SECURITIES LAW, STATE SECURITIES REGULATIONS MAY APPLY AND EACH PURCHASER SHOULD CONSULT WITH HIS OR HER ATTORNEY. IN ADDITION, SIGNIFICANT TRANSFER RESTRICTIONS EXIST UNDER THE COMPANY'S OPERATING AGREEMENT, WHICH MAKE IT VERY DIFFICULT FOR YOU TO EVER TRANSFER YOUR UNITS.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the Series A Preferred Units. Because the Series A Preferred Units have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Series A Preferred Units have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Series A Preferred Units may also adversely affect the price that you might be able to obtain for the Series A Preferred Units in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

The Company's Operating Agreement further limits a member's ability to transfer units. No member may transfer any units without the prior written consent of the company's board, which consent may be given or withheld in the sole discretion of the board. Furthermore, other than limited permitted transfers to family members and the like, no member may transfer units without first complying with the right of first refusal contained in the Company's operating agreement.

The restrictions on transfer are significant and members may not be able to transfer their units at any time in the future.

NEITHER THE OFFERING NOR THE SECURITIES HAVE BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS, LEADING TO AN ABSENCE OF CERTAIN REGULATION APPLICABLE TO THE COMPANY.

No governmental agency has reviewed or passed upon this Offering, the Company or any securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

NO GUARANTEE OF RETURN ON INVESTMENT

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

POSSIBLE ADDITIONAL ISSUANCES WILL CAUSE DILUTION.

We are authorized to issue up to 10,000,000 common units and 5,000,000 preferred units and our common unit holders may unilaterally increase that amount. We may also create new classes of preferred units that are pari passu with the Series A Preferred Units without first obtaining the consent of the holders of the Series A Preferred Units and we can also issue common units without such consent. If we issue additional securities, our members may find their holdings drastically diluted, which means that they would own a smaller percentage of our company. Also, if we issue other preferred units, your preference in distributions and liquidation may be shared with other classes of preferred units such that you will receive less upon a liquidation or in connection with a distribution than you would receive if the Series A Preferred Units were the only class of preferred units outstanding.

OUR PARENT COMPANY HAS SUBSTANTIAL INFLUENCE OVER OUR COMPANY, AND ITS INTERESTS MAY NOT BE ALIGNED WITH THE INTERESTS OF OTHER MEMBERS.

Our parent company, Giggles N' Hugs, Inc., directly own all of our outstanding common units. As a result, it has significant influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of members of the board of managers and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control.

THE SERIES A PREFERRED UNITS HAVE VERY LIMITED VOTING RIGHTS AND THE SUBSCRIPTION AGREEMENT CONTAINS A PROVISION PURSUANT TO WHICH YOU GRANT TO THE BOARD OF THE COMPANY A PROXY THEREBY GIVING AWAY THE LIMITED VOTING RIGHTS PERTAINING TO THE SECURITY.

The Series A Preferred Units do not have the right to vote for members of the board of managers nor do the Series A Preferred Units carry with them the right to vote on any material corporate actions. The voting rights of the Series A Preferred Units are limited to voting on any amendment to the operating agreement or our certificate of formation if such amendment materially adversely affects the rights of the holders of the Series A Preferred Units. Except for this narrow voting right, the holders of the Series A Preferred Units will not vote on any matter. This means that all major corporate decisions will be made by our parent as the holder of all of our common units. Our parent may make corporate decisions that benefit our parent and our adverse to the holders of our Series A Preferred Units.

Furthermore, at the closing of this offering of our Securities, you will sign a proxy that gives the Company's Board he right to vote the Securities that you are acquiring in this offering on all matters coming before the holders of the Securities for a vote, including any amendment to the Series A Preferred Units that materially adversely affects the Series A Preferred Units. The Board may vote its proxy in a manner that may not be in the best interests of the holders of the Securities. For example, the Board may vote the proxy in favor of an amendment to our operating agreement hat adversely affects the rights of the holders of Securities in order to allow for a new investment to occur where the new investor requires senior rights. By granting a proxy to the Board, you will not have the right to vote your securities on any matters.

THE COMPANY HAS THE RIGHT TO EXTEND THE OFFERING DEADLINE.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the securities will be issued and distributed to you.

THERE IS NO PRESENT MARKET FOR THE SECURITIES AND WE HAVE ARBITRARILY SET THE PRICE.

We have arbitrarily set the price of the securities with reference to the general status of the securities market and other relevant factors. The Offering price for the securities should not be considered an indication of the actual value of the securities and is not based on our net worth or prior earnings. We cannot assure you that the securities could be resold by you at the Offering price or at any other price.

Your ownership of the Series A Preferred Units will be subject to dilution.

Owners of Series A Preferred Units do not have preemptive rights. If the Company conducts subsequent Offerings of preferred units other securities, issues units pursuant to a compensation or distribution reinvestment plan or otherwise issues additional units, investors who purchase units in this Offering who do not participate in those other unit issuances will experience dilution in their percentage ownership of the Company's outstanding units. Furthermore, members may experience a dilution in the value of their units depending on the terms and pricing of any future unit issuances (including the units being sold in this Offering) and the value of the Company's assets at the time of issuance.

INVESTORS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The offering price of $1.00 per Unit is substantially higher than the net tangible book value per unit of our Units immediately following this offering. Therefore, if you purchase units in this offering, you will experience immediate and substantial dilution in net tangible book value per unit of units in relation to the price that you paid for your units. Accordingly, if we were liquidated at our net tangible book value, you would not receive the full amount of your investment.

THE SECURITIES WILL BE EQUITY INTERESTS IN THE COMPANY AND WILL NOT CONSTITUTE INDEBTEDNESS.

The securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company's board of directors deems relevant at the time. In addition, the terms of the securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the securities.

THERE CAN BE NO ASSURANCE OF AN INITIAL PUBLIC OFFERING OR ANY OTHER LIQUIDITY EVENT.

An investment in the securities involves a very high degree of business and financial risk that can result in substantial losses. No assurance can be given that an initial public offering or other liquidity event will be consummated or that, if consummated, it would result in increased value of the securities sold in this offering.

THE COMPANY MAY BE UNABLE TO PAY ANY DIVIDENDS FOR THE FORESEEABLE FUTURE.

The Company will only be able to pay distributions to its members if the board determines that there is cash available for distribution. The Company currently intends to make mandatory tax distributions on a quarterly basis. After tax distributions are made, first Series A Preferred unit holders will receive distributions of distributable cash until accrued but unpaid distributions of 6% have been paid. After such preferred return is paid, then 80% of distributable cash will be paid to Series A Preferred unit holders until they receive the return of their invested capital and 20% to common unit holders. After the Series A Preferred unit holders receive the return of their invested capital, then distributions of distributable cash will be made based on percentage interests. If the maximum amount is raised and no other securities are issued, then the holders of the Series A Preferred Units' percentage interest will be 20%. There is no guarantee that the operations and cash flows of the company, if any, will support the payment of any distributions.

THE BOARD MAY CONVERT THE COMPANY TO A CORPORATION AT ANY TIME.

Pursuant to the provisions of our company's operating agreement, the board may convert our company into a corporation at any time. Any such conversion may have adverse tax or other consequences on the holders of our Series A Preferred Units.

THE COMPANY HAS BROAD DISCRETION IN THE APPLICATION OF THE PROCEEDS FROM THE SALE OF UNITS.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. There can be no assurance that the net proceeds can or will be invested to yield a significant return.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company's current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

Philip Gay is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Philip Gay is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$300,000**

Use of Proceeds: Offering Costs, including 5% Wefunder intermediary fee - $30,000

Leasehold/build out - $270,000

If we raise: **$1,070,000**

Use of Proceeds: Offering Costs, including 5% Wefunder intermediary fee - $100,000

Working capital - $150,000

Leasehold/build out (net of TIA) - $600,000

Soft/Pre- opening costs - $220,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

TYPE OF SECURITY: The Company is selling preferred units of membership interest.

PRICE per Unit: The Company is selling the preferred units at a cost per unit of $1.00. The Company is raising up to $1,070,000 in this Offering. If all of the securities offered are sold, the Purchasers' Preferred Units will represent, in the aggregate, a 20% membership interest in the Company giving the Company a pre-money valuation of $4,280,000 and a post-money valuation of $5,350,000.

WATERFALL: The investors are receiving preferred units that pay a 6% per annum preferred return. The board will make distributions of distributable cash first to cover all members' (common and preferred) tax liability, **second** to the investors until they receive their preferred return of 6% per annum, **third** 80% to the investors and 20% to the company until the investors get their money back, **last** (after the investors get their money back) distributions of distributable cash will be made based upon percentage interests in the company (assuming max amount is raised, then it would be 80% to common holders and 20% to preferred).

DISTRIBUTIONS: See "Waterfall" above. Distributions of "Distributable Cash" are made in accordance with the waterfall described above. "Distributable Cash" is defined in the Company's Amended and Restated Operating Agreement as the amount of cash and other property of the Company that is not reasonably necessary for the operation of the Company and is available for distribution to the Members as determined by the Company's board of managers in its sole discretion.

LIQUIDATION PREFERENCE: Upon liquidation of the Company, the cash and other assets of the Company (after satisfaction of all creditor claims) would be paid out in accordance with the distribution waterfall described above.

RIGHT OF FIRST REFUSAL: None

PRE-EMPTIVE RIGHTS: None

CONVERSION: Once the investors have received their preferred return and the return of their investment, the Company has the unilateral right to convert the preferred units into an equal number of common units.

VOTING RIGHTS: Investors in this agreement will not receive voting power. Instead, they appoint the board of managers of the Company (such person, the "Proxy"), or any other designee of Proxy, as the sole and exclusive attorney and proxy of Grantor, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Grantor is entitled to do so) with respect to all of the Units of the Company that now are or hereafter may be beneficially owned by Grantor, and any and all other Units or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Proxy Units") in accordance with the terms of this Section 8 of the contract.

MARKET STAND-OFF: If so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any underwritten or Regulation A+ offering of securities of the Company under the Securities Act, the undersigned (including any successor or assign) shall not sell or otherwise transfer any Units or other securities of the Company during the 30- day period preceding and the 270-day period following the effective date of a registration or offering statement of the Company filed under the Securities Act for such public offering or Regulation A+ offering 6 or underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the "Market Standoff Period"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

LIMITED REPURCHASE RIGHT: If the Company determines, in its sole discretion, that it is likely that within six months of the date of this Agreement the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase the Series A Preferred Units from the Investor Members for a price equal to the greater of (i) the unpaid Stated Value of the Series A Preferred Unit plus accrued but unpaid distributions thereon, and (ii) the fair market value of the Series A Preferred Units, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value").

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

A change to the terms of the securities that materially adversely affects the rights of the holders of the securities may only be made with the written consent of the holders of a majority-in-interest of those securities. All other changes to the securities may be made without the consent of a majority of the holders of the securities. Furthermore, the subscription agreement for the offering contains a provision pursuant to which each holder of securities is granting to the board of managers of the Company a proxy to vote the securities. Accordingly, even a material adverse change to the rights of the holders of the securities could be effectuated through the exercise of the proxy and without the vote of a majority-in-interest of the holders of securities.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Interests	100%	100%	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

Describe any other rights:

The above capitalization table reflects the Company's existing operating agreement (before the closing of this offering) under which Giggles N' Hugs, Inc. is the sole member owning 100% of the outstanding membership interests. At the closing of this offering, the investors, who will become members of the Company through their investment, and Giggles N' Hugs, Inc. will enter into an Amended and Restated Operating Agreement (attached to the Form C). The Amended and Restated Operating Agreement authorizes 10 million Common Units and 5 million blank check preferred units. Blank check preferred units are units of preferred that can be designated by the board of managers at a later date without member approval. Of these blank check preferred units, a total of 1,070,000 are being designated as Series A Preferred Units, which are being sold in this offering. This leaves an additional 3,930,000 blank check preferred units available for issuance in the future assuming that the offering is fully subscribed.

The board of managers of the Company has the right to establish the relative rights, preferences and limitations of different series of preferred units. The board has designated 1,070,000 preferred units as Series A Preferred Units which are being offered in this offering. If all of these preferred units are sold in the offering, the Company would still have an additional 3,930,000 preferred units that the board could designate as additional series of preferred units. Any such new preferred units so designated would have such voting and other rights as established by the board.

Distributions; Conversion of Series A Preferred Units. The Board from time to time may determine the amount of cash and other property of the Company that is not reasonably necessary for the operation of the Company and is available for distribution to the Members ("Distributable Cash") and, except as otherwise provided in this Agreement or governing law and to the extent not otherwise prohibited pursuant to instruments or agreements of the Company relating to indebtedness for borrowed money, the Company shall make distributions of Distributable Cash Flow, as determined (with respect to Sections 9.2 through 9.4 of the Operating Agreement) by the Board, to the Members in the following priority:

a) first, the Board is required to and shall cause to be distributed within five (5) days prior to each April 15, June 15, September 15 and January 15 of the succeeding year, to the Members, in proportion to their respective allocations of estimated taxable income of the Company for the taxable year in question, an amount necessary to provide liquidity for the payment of taxes arising from allocations of profits to Members to the extent of such tax payment obligation at the highest applicable marginal tax rate, and such tax distributions shall reduce dollar for dollar, distributions subsequently to be made to such Member under Section 9.2 through 9.4 of the Operating Agreement);

b) second, to the Members holding Series A Preferred Units (the “Series A Members”), pro rata in accordance with the number of Series A Preferred Units held, in an amount per annum that shall not be compounded and that is equal to six percent (6%) of the Series A Stated Value per Unit (with pro rata payments being required for partial years) until the distribution described in Section 9.3(A) below has been paid in full (for purposes of this Agreement “Series A Stated Value per Unit” is equal to $1.00 per Series A Preferred Unit);

c) third, (A) eighty percent (80%) to the Series A Members, pro rata in accordance with the number of Series A Preferred Units held, up to an amount equal to the Series A Stated Value per Unit and (B) twenty percent (20%) to the holders of Common Units (including, Common Units issued as profits interests), pro rata in proportion to the number of such Common Units held by each holder;

d) fourth, to all of the Members pro rata in accordance with the Members’ relative Unit holdings.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Additional common or preferred units may be issued without the consent of the holders of the securities. The additional preferred that may be issued may have liquidation, distribution, voting and other rights that are superior to the rights of the holders of the securities. The issuance of these additional securities may have a material adverse effect on the rights of your securities.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor’s securities in the Company, and the Investor will have no recourse to change these decisions. The Investor’s interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company’s securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors’ exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor’s interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor’s securities will decrease, which could also diminish the Investor’s voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor’s interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2018	Section 4(a)(2)	Common stock	$20,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Giggles N' Hugs, Inc.
Amount Invested	$20,000.00
Transaction type	Other
Issue date	09/21/18
Relationship	Sole member owning 100% of the outstanding membership interests in the Company at the time of this offering.

Upon formation of the Company, the Company issued to its parent company, Giggles N' Hugs, Inc. 100% of the membership interests in the Company which, upon entering into the Amended and Restated Operating Agreement at the closing of this offering will become 4,280,000 common units of the Company. Giggles N' Hugs, Inc. agreed to fund the organizational expenses of the Company and the offering expenses of the Company in exchange for such equity. Giggles N' Hugs, Inc. expects that such expenses will approximate $20,000. In addition, the Amended and Restated Operating Agreement of the Company that will become effective upon the closing of the Offering requires the Company to pay to Giggles N' Hugs, Inc. a management fee equal to 3% of the gross revenues of the Company without deduction in exchange for Giggles N' Hugs, Inc. providing certain management and operational support and granting the Company the right to use the Giggles N' Hugs trademarks and other intellectual property in the operation of the Company's proposed restaurant.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

A healthy, delicious, organic menu for parents. A play area with giant climbers, dragons, castles, pirate ships, slides, swings (and supervision) for kids. Giggles N' Hugs was created so parents can enjoy a tasty meal together and keep their kids entertained at the same time. We have 2 locations in upscale malls in Los Angeles with net profit margins of 25% due to everyday guests (~$40 per family) and birthday parties that can bring in [HOW MUCH] per location every weekend.

We have pioneered and perfected a brand new kind of restaurant concept for 41% of the U.S. population: parents with kids. With new customer born every day, we see one or more Giggles N' Hugs locations in every major metropolitan area around the country and eventually the world, expanding through corporate-owned locations and franchises.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

GNH Restaurant 3 LLC is a limited liability company that was incorporated in the State of Delaware in September 2018. The Company was formed by the parent company, Giggles N' Hugs, Inc. As part of that formation, GNH Restaurant 3 LLC received 100% of the membership interests of the Company. These membership interests will be changed into 4,280,000 common units of the Company upon the closing of this offering and entry into the Amended and Restated Operating Agreement of the Company. The membership interests were acquired by the parent company at a nominal price. In addition, the operating agreement provides that the parent company is entitled to a management fee of 3% of our gross revenues in addition to any distributions that it is entitled to as a result of owning GNH Restaurant 3 LLC's common units. There will be no other transfer of liabilities or assets between the entities. All of the proceeds of this offering will be going to the new entity, GNH Restaurant 3 LLC.

GNH Restaurant 3 LLC has the right to intellectual property from the parent company.

Since formation, GNH Restaurant 3 LLC will be able to leverage its parent company's brand, operating efficiencies and the expertise of its parent company's management. The parent company has:

- First to market.
- One of the most unique restaurant concepts to come to market in years.
- Celebrity clients at our existing locations include Beyonce and Jay Z, Halle Berry, Jessica Alba, Adele, Sandra Bullock, Adam Sandler, Gwen Stefani, and Jennifer Hudson among many more.
- Existing locations Voted #1 family restaurants, #1 indoor play spaces, and #1 birthday party venue in LA by Nickelodeon.
- Up to 30% net profit margin.
- With mall foot traffic down due to consumers' shift to online shopping, major mall owners throughout the country are offering us significant up front cash and rent discounts to incentivize us to open new locations within their malls. This is because we can bring in the thousands of people that visit us each month, to the malls we open in.
- We have assembled one of the best management teams in the restaurant business including the former CEO of Wolfgang Puck Enterprises as our president.
- This raise is for a brand new LLC – GNH Restaurant 3 LLC – which will own and operate our third location.

Historical Results of Operations

Our company was organized in September 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended August 31, 2018, the Company had revenues of $0.
- *Assets.* As of August 31, 2018, the Company had total assets of $12,450, including $12,450 in cash.
- *Net Loss.* The Company has had net losses of $7,550 for 2018.
- *Liabilities.* The Company's liabilities totaled $0 for 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To date, the company has been funded with a $20,000 investment from the parent company (Giggles N' Hugs, Inc).

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

GNH Restaurant 3 LLC cash in hand is $10,000, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Although we cannot guarantee it, our intent is to be profitable in 12 months. That assumption is based off of our expectation that we'll be able to open the new location 6 - 9 months after this offering, and historical performance that we've seen from our other locations.

The Company is newly formed and has not engaged in any activities other than organizational activities and other activities relating to the preparation for this offering.

Over the next three to six month capital will be deployed towards architectural design and construction of our proposed restaurant. The total cost of building the new location is $300,000. We have no other sources of capital at this time.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://gigglesnhugs.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Giggles N Hugs Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Joey Parsi
Philip Gay
Sean Richards

Appendix E: Supporting Documents

Operating_Agreement_-_GNH_Restaurant_3_LLC.pdf
Amended_and_Restated_Operating_Agreement_-_GNH_Restaurant_3_LLC_-_V4__BPLLC_Draft_.pdf



INVEST IN GIGGLES N' HUGS

maximum target met

$0
raised of $0 maximum target from 0 investors

Gourmet restaurant for parents and kids; combined with a giant play space.

A healthy, delicious, organic menu for families and a custom play area with climbers, dragons, castles, pirate ships, slides, activities and entertainment for kids. A true family restaurant, Giggles N Hugs was created so families can enjoy a gourmet meal together while the parents get to relax, and the kids have a blast. We have 2 locations in premier LA malls with net profit margins of up to 30% and combined annual revenues of $2.6 million. Now, we're raising funds to build our third location.



Joey Parsi
CEO/Founder
20+ years on Wall Street with Lehman, Smith Barney, Prudential, TD Waterhouse. Managed over $350MM

Founder Joey Parsi explains what makes Giggles N Hugs so special



Why you may want to invest

1. First to market with one of the most unique concepts in the industry.
2. A delicious, Organic, gourmet menu for parents as well as a healthy menu for kids with pureed veggies hidden in their favorite dishes.
3. Celebrity clients at our existing locations include Beyonce and Jay Z, Halle Berry, Jessica Alba, Adele, Sandra Bullock, Adam Sandler, Gwen Stefani, and Jennifer Hudson among many more.
4. Existing locations Voted #1 family restaurants, #1 indoor play spaces, and #1 birthday party venue in LA by Nickelodeon.
5. Up to 30% net profit margin.

$ 100 min

REMIND ME (1)

What you are investing in

Waterfall Agreement

The Company is selling Preferred Units at a cost per unit of $1.00. The board will make distributions of distributable cash first to cover all members' (common and preferred) tax liability, second to the investors until they receive their preferred return of 6% per annum, third 80% to the investors and 20% to the company until the investors get their money back, last (after the investors get their money back) distributions of distributable cash will be made based upon percentage interests in the company (assuming max amount is raised, then it would be 80% to common holders and 20% to preferred).

The Company is selling Preferred Units. Until your initial investment amount is paid back in full, you will first earn 6% of the outstanding balance of your investment from profit distributions, and then if there are still profits remaining, 80% will be distributed pro rata among investors. Once your initial investment has been paid in full, you will receive distributions of profits, based on your pro rata equity ownership. See contract for specific details.

Earning a return
Learn more about custom

Investor perks

$1,000+

6 With mall foot traffic down due to consumers' shift to online shopping, major mall owners throughout the country are offering us significant up front cash and rent discounts to incentivize us to open new locations within their malls. This is because we can bring in the thousands of people that visit us each month, to the malls we open in.

7 We have assembled one of the best management teams in the restaurant business including the former CEO of Wolfgang Puck Enterprises as our president.

8 This raise is for a brand new LLC – GNH Restaurant 3 LLC – which will own and operate our third location.

Our Ambition

We have pioneered and perfected a brand new kind of restaurant concept for 41% of the U.S. population: parents with kids. With new customers born every day, and minimal competition, we see one or more Giggles N' Hugs locations in every major metropolitan area around the country and eventually, the world, expanding through corporate-owned locations and franchises.

GIGL_Crowdfunding_Deck_August_2018.pdf

gigglesnhugs.com

Glendale, California

Will get three month membership for two kids and dinner for family of 4 on us. Come try our delicious menu and have the time of your life at Giggles N Hugs. Plus, a 10% discount on purchase at any of our locations.

$5,000+
Will get our black VIP annual membership card for two kids and dinner for 4. This card is not for sale and is ONLY given to a select few high profile guests. Plus, a 10% discount on purchase at any of our locations.

$10,000+
Will get our black VIP annual Membership card, and a SEMI private party for up to 15 kids. Come and experience firsthand the magic of a Giggles N Hugs birthday party !! Plus, a 10% discount on purchase at any of our locations.

$25,000+
Will get our black VIP annual membership card, and a PRIVATE party for up to 50 guests. This is IT !! You will experience the same extraordinary and exclusive party as some of the biggest celebrities in the world have had here at Giggles N Hugs. This is why we are rated the number 1 party place in Los Angeles. Plus, a 10% discount on purchase at any of our locations.

$50,000+
Will get lifetime VIP membership, our number one rated PRIVATE party for up to 100 guests, This is the ultimate party and is why we are rated the number 1 party place in Los Angeles. In addition to all the above you will be invited to our celebrity investor day event where you will meet with the entire management team of the company as well as some of the biggest celebrities in the country. Plus, a 10% discount on purchase at any of our locations.

$100,000+

Will get lifetime VIP membership, our number one rated PRIVATE party for up to 100 guests, all entertainment, decorations, and themes will be included. You will experience the same extraordinary and exclusive party as some of the biggest celebrities in the world have had here
at Giggles N Hugs - think turning our location into a magical snow castle with igloos, live rain deer and mini ponies, ice sculptures, crystals, and a talking Snow man for a Frozen movie themed party. All you need to do is let us do all the work while you and your guests experience the best kids party that one can have. Plus, a 10% discount on purchase at any of our locations.

see less

Why I Like Giggles N' Hugs

> *As a businesswoman and shareholder, I'm committed to aligning with brands that further health and wellness for people of all ages. Giggles N' Hugs is the most fun space for families of all ages and I hope to help them expand globally so that countless other families can enjoy the same experience that mine does when visiting their restaurants and play spaces.*



Jillian Michaels

TV PERSONALITY, AUTHOR, FITNESS GURU, BUSINESS WOMEN, CUSTOMER.

THE BUZZ ABOUT GIGGLES N' HUGS

I can't think of a single complaint about giggles & hugs. The food is good (and organic!) They have good drinks... My daughter goes berserk when I ask if she wants to go here. I can present the option to go to Disneyland or giggles and hugs (we call it 'pirate ship') and she will choose giggles n hugs!



Maribeth H.
Customer

This children's restaurant and play space has spots in Glendale and Woodland Hills. Castles and pirate ships and dragons – oh my! Kids can have loads of fun here running, jumping and playing, and there's even plenty o' live entertainment on tap. Play all day and pay based on mobility. Unlike most other spots, this one is open on weekends for free play, although they do host parties then as well so it can get crowded. It's a restaurant (with organic, kid-friendly food). So lunch doesn't have to be pre-packed or cobbled together out of chips and pastries. And did we mention the wine and beer?



Shahrzad Warkentin
Writer for Red Tricycle

This is a kid friendly, fun place to eat, as it is a family restaurant and indoor playspace rolled in one. They have slides, a ball pit, things for the kids to climb on, and a WII. They serve heathy meals and your children get to play.

Mommy Nearest
Family-friendly locator site

So what exactly is McDonald's, and who or what might serve as the model of what the world's largest restaurant chain should strive to be? It's a little company called Giggles N Hugs Inc. that "gets it", though McDonald's Corporation may find a move toward the proven (and fast-growing) premise of GIGL will require a complete rework from the ground up... The Giggles N Hugs concept is more than just a menu-based threat to McDonald's, however. Giggles N Hugs is also a fun place to visit and play.



James E. Brumley
Writer for Smallcap Network

love love love this location! by far the best service with the best and most friendly staff! i love kenya P . and of course the chef! (miguel) he makes better then cheesecake factory! everything is the best!!he just made us the best thin crust pizza! better than any restaurant ! honestly i can't find any place better than this, location is perfect! food is perfect! and staff are the best! i can't give them more then 5 star and i wish i could! thanks



Angie G
Customer

"I'm like, 'Okay, we're on the road, we have to celebrate Ace's birthday, what are we going to do?' We were in Los Angeles for our last two shows, so we decided to have his birthday party at a place called Giggles 'N Hugs. There was no way that I was going to miss celebrating my son's birthday.



Kandi Burruss
Real Housewives of Atlanta Star

That no other company provides this sort of healthy food with playtime offering is difficult to believe, but it's true – Giggles N Hugs is first to market with this concept, and it is taking off. The company attracts scores of celebrity clientele, but from a cost perspective, positions itself very competitively.

Chris Sandburg
Writer for Insider Financial

This Glendale-based outlet is both a play space and a restaurant combined so know that all your kids' important needs will be met on this Giggles 'n Hugs premises as well as at its sister location in Topanga as well. On hand in a giant kid's only area, a castle and a pirate ship are party to your child's inspiration to use his or her imagination. No doubt both the girls and the boys are going to have fun and they're going to eat healthy, too, as the food served here is both organic and tasty.

CBS Local Los Angeles

Cree raced into his 6th birthday with the help of @gigglesnhugs. They really know how to throw a party!



Tia Mowry
Actress, Author, TV personality, Customer

Giggles N Hugs Is a Rare Opportunity to Invest in the Healthy Restaurants Movement

Kudos to Roy Choi, who runs a restaurant called Locol in Watts (Los Angeles), California that - despite being situated in the midst of a McDonald's, Burger King, and Taco Bell - is serving up quick food that's also healthy... by design.
October 19, 2018 @ smallcapnetwork.com

Gwen Stefani: Birthday Party & Boa Steakhouse!

Gwen Stefani and Gavin Rossdale take their boys, Kingston and Zuma , to a birthday party at Giggles N' Hugs in Los Angeles on Sunday (March 6). The 41-year-old No Doubt rocker and her family headed to Boa steakhouse for a bite to eat after the
October 19, 2018 @ justjared.com

Violet Affleck Gives Giggles and Hugs

Jennifer Garner lunches with daughter at Giggles and Hugs restaurant in Brentwood, Calif. on Wednesday. Seems like everywhere mommy Jen goes these days, Violet goes too! These two are joined at the hip! Rumors are swirling yet again that Jen may
October 19, 2018 @ justjared.com

Tot Hot Spot, Giggles N' Hugs, Introduces First Child Drop-Off Service in Any Los Angeles Mall

LOS ANGELES, CA--(Marketwire - May 18, 2011) - Giggles N' Hugs, the unique children's playspace and restaurant in the Century City Mall, is now offering parents the convenience of a child drop off service -- the first in any Los Angeles mall.
October 3, 2018 @ marketwired.com

Victoria Beckham: Giggles N' Hugs for Harper!

Victoria Beckham holds onto her baby girl Harper as they leave a friend's birthday party held at Giggles N' Hugs Restaurant on Sunday (August 26) in Century City, Calif. That same afternoon, the 38-year-old fashion designer's hubby David Beckham
October 3, 2018 @ justjared.com

Who Got Rich This Week: A Modern Yukon Cornelius, A Guy Selling Old Cop Cars & More

Los Angeles restaurant Giggles N' Hugs was founded in reaction to that realization, offering kids healthy homemade meals as well as a playspace. It sounds like a good place and if I lived in LA I'd probably check it out.
October 3, 2018 @ forbes.com

Chris Brown -- Drops Big Chill On Royalty's Birthday Bash (VIDEO + PHOTOS)

Chris Brown Drops Big Chill On Royalty's Bday Bash Royalty 's 2nd birthday party was truly fit for a baller princess. Chris Brown and Nia Guzman 's little one got the " Frozen" treatment Sunday. Royalty even made a grand entrance on a pony and
June 19, 2018 @ tmz.com

Here's Why the Giggles N Hugs Concept is Working So Well, and Why McDonald's Isn't (GIGL, MCD)

Kudos to McDonald's Corporation (NYSE:MCD) for recognizing it has problems and then working to solve them. Unfortunately, a big chunk of the problems it thinks it has aren't the problems it actually has, making its solutions mostly off-target. MCD need
June 19, 2018 @ smallcapnetwork.com

Beyonce, Jay Z and Kelly Rowland Take Kids to Birthday Party

AKM-GSI It's party time! ...for some famous celebrity kids. , 34, and husband , 46, brought daughter Blue Ivy Carter , 4, to a friend's birthday party at the restaurant Giggles N' Hugs in Century City, Calif. on Saturday afternoon. They were joined by
June 19, 2018 @ eonline.com

Ellen Pompeo & Stella Have It ALL At The MALL!

Ballers! Ellen Pompeo , her husband Chris Ivory, and their daughter Stella got their grub on at the children's restaurant and play-place Giggles'n Hugs at the Century City Westfiled Shopping Mall!! What great parents to take their daughter there - that place

June 19, 2018 @ perezhilton.com

Giggles N' Hugs eatertainment concept hires a veteran CEO

Family-friendly eatertainment chain Giggles N' Hugs has promoted its business development officer, the former chief financial officer of California Pizza Kitchen, to its top post. Philip Gay, who also previously was CFO and CEO of Wolfgang Puck

April 25, 2018 @ restaurantbusinessonline.com

Former CFO of California Pizza Kitchen and CEO of Wolfgang Puck Food Company becomes CEO at Giggles N' Hugs

Los Angeles, April 24, 2018 (GLOBE NEWSWIRE) -- Giggles N' Hugs, Inc. (OTCQB: GIGL) (the "Company"), owner and operator of family-friendly restaurants that bring together high-end, organic food with active, cutting-edge play and entertainment for

April 24, 2018 @ globenewswire.com

Giggles N' Hugs' Founder has participated in the Company's Rights Offering

Los Angeles, April 11, 2018 (GLOBE NEWSWIRE) -- Giggles N' Hugs, Inc. (OTCQB: GIGL) (the "Company"), owner and operator of family-friendly restaurants that bring together high-end, organic food with active, cutting-edge play and entertainment for

April 11, 2018 @ globenewswire.com

Giggles N' Hugs Announces Post-Offering Plans Under New CEO

Los Angeles, March 27, 2018--. Coinciding with the closing of the rights offering, Philip Gay, former CFO of California Pizza Kitchen and former CFO and CEO of Wolfgang Puck Food Company, will assume the position of CEO of Giggles N' Hugs and will join

March 27, 2018 @ cnbc.com

30 Best Birthday Party Spots in Los Angeles for Kids

Everyone knows that one of the best parts of being a kid is that you're pretty much guaranteed a birthday party every year. But while it may be tons of fun for the birthday kiddo, planning and executing the party can be a real headache for mom and

February 14, 2018 @ mommynearest.com

Giggles N Hugs Inc (OTCMKTS:GIGL) Smiling Their Way To A Comeback - Insider Financial

The most recent bear run that has hit Giggle N Hugs Inc (OTCMKTS:GIGL) can be attributed to many reasons, however, deteriorating performance is not one of them. The run, which is shown in the chart below, has led to a share price decline by ten

November 8, 2017 @ insiderfinancial.com

Best Indoor Play Gyms For Kids In Los Angeles

No kidding around! Los Angeles is one big playground, but the places where your youngsters like to spend time with each other don't always mean having to be exposed to the ever-lasting Southland sun. In fact, many enticing and fun-filled, kid-

November 5, 2017 @ losangeles.cbslocal.com

TheNicole Remini Show #5: Giggles N' Hugs CEO Joey Parsi and great insights | The BS Blog

Once again, Nicole Remini delivers a terrific show with her special guest, Giggles N' Hugs CEO Joey Parsi, as well as Michael Wiskow and Bob Sansevere.

October 24, 2017 @ thebsblog.com

Featured Interview: CEO Joey Parsi of Giggles N' Hugs Inc. (OTCQB: GIGL)

CEO Joey Parsi of Giggles N' Hugs Inc., returns to Stock Day to talk about growth in the family-friendly restaurant market.

September 5, 2017 @ upticknewswire.com

Jillian Michaels Reveals Where Kids Can Go to Be Healthy

Fitness guru Jillian Michaels is bringing awareness to Giggles N' Hugs, a mom-friendly place for kids to hang out! She shared, "School is out now. You're going to be looking for places to take your kids. Take them to places where they can play and...

June 28, 2017 @ extratv.com

Giggles N' Hugs: Driving Mall Foot Traffic with Novel Family Restaurant and Play Space

Giggles n' Hugs (OTCQB: GIGL) is the first and only restaurant that brings together high-end, organic food with play elements and entertainment for children. GIGL offers an upscale, family-friendly atmosphere with a play area filled with climbers, life size

May 30, 2017 @ youtube.com

Barnes & Thornburg Represents Jillian Michaels in Giggles N' Hugs Brand Expansion Deal | News | Barnes & Thornburg LLP

March 9, 2017 @ btlaw.com

GIGGLES N' HUGS PARTNERS WITH WORLD-RENOWNED WELLNESS EXPERT JILLIAN MICHAELS FOR COMPREHENSIVE BRAND EXPANSION

Los Angeles, March 08, 2017 (GLOBE NEWSWIRE) -- Giggles N' Hugs (QTCQB: GIGL) today announced a multi-faceted partnership with Jillian Michaels, the foremost fitness expert and renowned life coach. Through the partnership, Michaels will

March 8, 2017 @ globenewswire.com

Giggles N Hugs Inc (OTCMKTS:GIGL) Is A Rare OTC Gem - Insider Financial

When it comes to over-the-counter stocks, one of the most important traits an investor can have is a degree of cynicism. The vast majority of companies at this end of the market are pumped up by false claims and valuations, and this has led to the

January 20, 2017 @ insiderfinancial.com

Giggles N' Hugs Inc. GIGL

Recent news has highlighted how obesity in children has doubled in the last three decades. Children are being fed the wrong foods largely because they tend to choose foods based upon taste and appearance rather than nutrition. In recent weeks, a

August 30, 2016 @ blog.qualitystocks.net

Beyonce, Jay Z and Kelly Rowland Take Kids to Birthday Party

AKM-GSI It's party time! ...for some famous celebrity kids. , 34, and husband , 46, brought daughter Blue Ivy Carter , 4, to a friend's birthday party at the restaurant Giggles N' Hugs in Century City, Calif. on Saturday afternoon. They were joined by

February 28, 2016 @ eonline.com

Guide to the Best Indoor Play Spaces in Los Angeles

On the days when it's too hot or the kids need a change in routine, hitting a play space is the way to go. Los Angeles has several fabulous options all over town, so there's definitely an amazing play space close to your neighborhood!

February 17, 2016 @ mommynearest.com

Giggles N' Hugs

Please enable Javascript to watch this video Please enable Javascript to watch this video Please enable Javascript to watch this video Please enable Javascript to watch this video

January 13, 2016 @ ktla.com

Westfield seeks to expand partnership with Giggles N Hugs

Los Angeles, Oct. 20, 2015 (GLOBE NEWSWIRE) -- Giggles N' Hugs, Inc. (OTCQB: GIGL), owner and operator of family-friendly restaurants that bring together high-end, organic food with active, cutting-edge play and entertainment for children,

October 20, 2015 @ globenewswire.com

Here's Why the Giggles N Hugs Concept is Working So Well, and Why McDonald's Isn't (GIGL, MCD)

Kudos to McDonald's Corporation (NYSE:MCD) for recognizing it has problems and then working to solve them. Unfortunately, a big chunk of the problems it thinks it has aren't the problems it actually has, making its solutions mostly off-target. MCD need

October 19, 2015 @ smallcapnetwork.com

Giggles N' Hugs: Unique Concept with Significant Unmet Need

Dave Gentry Interviews Joey Parsi, CEO, Philip Gay, Chief Business Development Officer, and John Kaufman, Interim President, of Giggles N' Hugs, (OTCQB: GIGL), the first and only restaurant that brings together high-end, organic food with play

June 4, 2015 @ youtube.com

Former COO of California Pizza Kitchen Joins Giggles N' Hugs Executive Team

Los Angeles, March 5, 2015-- Giggles N' Hugs, Inc., owner and operator of family-friendly restaurants that bring together high-end, organic food with active, cutting-edge play and entertainment for children, hired John Kaufman, former Vice President

March 5, 2015 @ cnbc.com

Eye on L.A. discovers best kid spots in town

Los Angeles might be a big city, but it's actually filled with stuff for the little ones in our lives. Whether you're looking to have a memorable day with your kids or you're just a big kid yourself, we found some fun adventures for everyone in the family.

October 19, 2013 @ abc7.com

Stan Lee Unveils 'Monsters vs Kittens' to Hollywood Audience

He might be 90 years old, is getting over a flu and has canceled several comics convention appearances, but comics legend Stan Lee still proved he could still draw a crowd Saturday for the book launch of Monsters vs. Kittens, the debut tome from his

February 4, 2013 @ hollywoodreporter.com

Jessica Alba & Honor Share Giggles in L.A.

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November 13, 2012 @ people.com

Spreading her wings! Jessica Alba takes daughter Honor to get her face painted in beautiful butterfly design for birthday party

Jessica Alba's daughter is nothing if not a chip of the old block. The gorgeous toddler looked adorable as she left a birthday party sporting a swirling hippy purple design which looked very much like a butterfly.

November 11, 2012 @ dailymail.co.uk

Adam Sandler Films Daughter's Karaoke Performance

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October 25, 2012 @ people.com

Looking bow-tiful! Harper Beckham accessorises her outfit with super-cute sandals on day out with mother Victoria

Her mother has made a name for herself as one of the foremost fashion designers in the industry, with celebrities all over the world rushing to wear her designs. And now it seems that Harper Beckham is set to follow in the very trendy footsteps of mother

August 27, 2012 @ dailymail.co.uk

Looking bow-tiful! Harper Beckham accessorises her outfit with super-cute sandals on day out with mother Victoria

Her mother has made a name for herself as one of the foremost fashion designers in the industry, with celebrities all over the world rushing to wear her designs. And now it seems that Harper Beckham is set to follow in the very trendy footsteps of mother

August 27, 2012 @ dailymail.co.uk

Victoria Beckham and Bow-Wearing Harper Attend a Kids' Party Together

Victoria and Harper Beckham were together to attend a party at LA's Giggles N' Hugs yesterday. Victoria tackled the August day in all black, while her daughter coordinated a pink dress with a pink hair bow. The whole Beckham clan is together on

August 27, 2012 @ popsugar.com

Where did you get that hat! Christina Milian gets into the party spirit as she celebrates daughter Violet's second birthday

With her fluffy pink party hat, Christina Milian was certainly getting into the party spirit yesterday. The 30-year-old singer was busy celebrating her daughter Violet Madison Nash's second birthday at Giggles N' Hugs in the Century City Mall in Los

March 4, 2012 @ dailymail.co.uk

Giggles N Hugs: A 21st Century Family Restaurant

Parents say the family restaurant segment could use some fresh thinking. Enter Giggles N Hugs.
January 19, 2012 @ restaurant-hospitality.com

Giggles 'N' Hugs, Inc. (GIGL) Announces Closing of Acquisition and Merger Agreement Regarding Giggles 'N' Hugs Restaurant

LOS ANGELES--()--Giggles 'N' Hugs, Inc. ("Giggles 'N' Hugs") (OTCBB: GIGL) announced today that on December 30, 2011 it completed its merger (the "Merger") with GNH, Inc. ("GNH"), wherein, pursuant to the terms of the Merger, GNH and its
January 10, 2012 @ businesswire.com

Jennifer Hudson Has a Play Date with Her Son

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October 28, 2011 @ people.com

Giggles N' Hugs offers adults night out - kids OK

On the drive home, Dorsa turned to Joey and said, "I wish there was a restaurant with really good, healthy food for parents as well as kids and with an area where kids can run around and just be kids." ' [...] was born the modern parent's multigrain
September 11, 2011 @ sfgate.com

Giggles N' Hugs raising $12 million to expand

The company's stock price has dropped about 40 percent since he returned as CEO in 2007 - in contrast with Jobs' triumphant return to Apple. Heads up The APEC Women and the Economy Summit opens Tuesday at the St.
September 11, 2011 @ sfgate.com

Giggles 'n Hugs Threatens to Move Chuck E.'s Cheese

Bloomberg takes a look at everything you never wanted to know about children's restaurant Giggles n' Hugs and were very afraid to ask. Apparently, the place thrives as a sort of WASP-accessible, anal-retentive alternative to that gully-but-beloved
September 9, 2011 @ grubstreet.com

Giggles N' Hugs: Where the Kids Are Alright

Try as she might, Dorsa Parsi could not abide the scene at kid-oriented pizza chain Chuck E. Cheese's. The Los Angeles mother thought it was too loud and grubby, and every time her daughter fell to the floor, the self-described "cleaning Nazi"
September 8, 2011 @ bloomberg.com

Halle Berry treats daughter Nahla to an ice cream... but manages to resist one herself

But the Hollywood actress managed resist the temptation of a sweet treat herself and went without. The diabetic Monster's Ball star follows a regimented diet and is also said to be strict on Nahla eating's habits. The mother and daughter were pictured
July 27, 2011 @ dailymail.co.uk

Halle Berry treats daughter Nahla to an ice cream... but manages to resist one herself

Halle Berry's daughter Nahla gets stuck in to a delicious-looking ice cream. But the Hollywood actress managed resist the temptation of a sweet treat herself and went without. The diabetic Monster's Ball star follows a regimented diet and is also said to
July 27, 2011 @ dailymail.co.uk

Mark Wahlberg Plays on a Pirate Ship - with His Son

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June 6, 2011 @ people.com

Giggles N Hugs on "The Talk"

Joey and Dorsa are shown on the Talk.
April 12, 2011 @ youtube.com

Mark Wahlberg's a prize fighter

WHETHER dodging bottles or accepting awards, this actor will always keep fighting the good fight, writes Neala Johnson. You're a busy man right now, with your film The Fighter getting all kinds of awards buzz. >> Yes, I've always been busy but I've never
January 26, 2011 @ heraldsun.com.au

Couples Watch: Heather & Jack, Tom & Katie ...

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March 2, 2009 @ people.com

Caught in the Act!

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February 25, 2009 @ people.com

Pregnant Jennifer Garner the 'Perfect Mom'

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July 23, 2008 @ people.com

Adam and Sadie Sandler at Giggles n' Hugs

Actor Adam Sandler, 41, took daughter Sadie Madison, 21 months, to Giggles n' Hugs in Los Angeles, CA on Friday....
March 8, 2008 @ people.com

Gourmet Restaurant for Parents, Indoor Play Area for Kids

Going out to eat at a nice restaurant with young kids can end in disaster. They get antsy and then glasses break and food spills. Everyone gives you dirty stares and make you uncomfortable for being out with your family. You end up rushing to eat your food and escape before any more damage is done.








At Giggles N' Hugs, we've solved this problem by providing a gourmet restaurant where parents can eat delicious food, have a glass of wine, and share conversation while their kids are busy playing on slides, ball pits, ziplines, pirate ships, and castles as well as being entertained every half hour with activities and games which include, face painting, magic shows, puppet shows, concerts, karaoke, dance parties, character appearances, and other events.

We Have Two Existing Restaurants in Premier Upscale Los Angeles Malls

$1.35M	**$1.25M**	**~6,000 sq ft**	**$40**
2017 Revenue of Glendale Galleria Location	2017 Revenue of Topanga Mall Location	Size of each location	Average check or revenue per dining family

up to 18,000	**up to 30%**	**up to $20,000**
Visitors per location per month	Per store net profit margin	Average party revenue per weekend per location









Kids Menu and Activities

In addition to nightly shows and concerts, every 30 minutes, we provide activities like face painting, disco dance parties, karaoke, games, arts and crafts, and much more. The kid's menu includes entrees, pasta, pizza and little bites, also with gluten-free, vegetarian and non-dairy options.

One of the most unique aspects of our kids menu is when we take the above kids favorite dishes and making it extra tasty and healthier by pureeing vegitibles and hiding it in the various dishes. As an example our Organic Mac and Cheese has pureed carrots and sqush hidden in the cheese sauce, or our pizza for kids has pureed Mushrooms and carrots hidden in the tomatoe sauce.

Our LA locations have attracted customers like Adam Sandler, Sandra Bullock, Kevin Hart, Nicole Kidman, Heidi Klum, Jessica Alba, Halley Berry, Mark Wahlberg, and more. Giggles N Hugs has been featured in a veriety of national TV shows, magazines, and newspapers including, The Wall Street Journal, Bloomberg Businessweek, Forbes, Los Angeles Times, Access Hollywood, Extra, The Talk, Kiss FM, Fox Business news, People magazine, US magazine, among many others.

This Raise is for a Third Restaurant Under a New LLC

We've had strong interest from major mall operators and owners who collectively manage 552+ malls around the country because we've proven that we can significantly increase mall foot traffic. We're targeting markets with rainy and or extreme weather for our next location (i.e. San Francisco, Seattle) because we see our sales in our Los Angeles restaurants increase anywhere from 150% to 250% when the weather is gloomy and or cold. By moving into a city (unlike Los Angeles), with extreme weather, we expect our new store's sales will be even stronger. This raise is for a brand new LLC – GNH Restaurant 3 LLC – which will own and operate our third location.

Meet the Founders



Joey Parsi

CEO/Founder

20+ years on Wall Street with Lehman, Smith Barney, Prudential, TD Waterhouse. Managed over $350MM



Philip Gay, CPA

President, CFO

Formerly CEO at Wolfgang Puck, CFO at CPK and COO Diversified Food Group. London school of economics



Sean Richards

COO

Director of Operations at Harry Morton holdings, Hooters. GM at Hard Rock Cafe, and Planet Hollywood

AND THE REST OF THE TEAM

John Kaufman

Advisory Board Member

Former COO of CPK: grew from 2 locations to 70+. Former President/COO of Koo Koo Roo.



Greg Schroeppel

Master Chef

Chef at Wolfgang Puck, Granita, Eureka, Chinois on Main. Exec Chef at Paragon. Part-time.

Interview

– COLLAPSE ALL

WF: What is Giggles N' Hugs?

GN: Giggles N' Hugs is a restaurant and family-friendly space. We are a full-service gourmet restaurant that just happens to have a play area right in the middle of the dining area.

We give parents the opportunity to eat delicious food, have a beer or glass of wine, and share conversation in peace, all while their kids are playing and being kept busy.

We have slides, ball pits, zip lines, climbing castles, and pirate ships. Every half hour we offer activities like magic shows, music shows, puppet shows, concerts, face painting, arts and crafts, karaoke, and more, so that the kids are always entertained while the parents are able to relax.

WF: How did Giggles N' Hugs get started?

GN: If you have ever been out to eat with small children, you know how uncomfortable it can be. You inevitably end up with some small disaster. Little kids like to walk around the restaurant. They like to talk to people. They like to break things, and spill things, and scream, and cry, and they throw tantrums. Unfortunately, other people who are visiting that establishment may not be pleased with your children, and you might get a dirty look or made to feel uncomfortable.

A few years ago, I planned a Valentine's Day dinner for me, my wife, and my children. At the time, my oldest daughter was three, and we had a six-month-old. We hadn't been out since our youngest child was born, because it was just too difficult when you have an energetic three year old and an infant. Diaper duty and feeding and everything else gets in the way.

Given what my wife and I had gone through with the new arrival of our second child, for Valentine's Day, I really wanted to make my wife feel appreciated and special. Unfortunately however, after getting everyone ready and in the car, when we arrived to the restaurant, there was a 45 minute wait. After playing and singing while waiting the table was ready. We sat down and ordered our food. While waiting, my daughter who was wearing a Cinderella dress wanted to see if her skirt could lift off the ground and spin in the air. As she twirled, she fell and hit the table next to us. We did what we all do as parents after a public spill, which is eat as quickly as possible and make a beeline to the exit.

In the car on the way home, my wife turned to me and said, "If there was a restaurant where the kids could run around and play while you and I ate good, healthy, delicious food and talked, then everyone would be happy." That's when the light bulb went off. I started digging around and realized there aren't any good options for parents like us. There are places like Chuck E. Cheese's, but that's an arcade center, and two-year-olds don't know how to play arcade games. Also, the food is pretty horrible. I realized that we had discovered a pretty unique business opportunity: there's no good competition, and potential customers are being born every day.

That's why I decided to take a stab at it. I took three quarters of a million dollars of my own money and started the first location in Brentwood, California, in 2009. The day that we opened, Fox News and NBC News had showed up to interview me. We had gone viral, and people were clamoring to try Giggle N' Hugs.

WF: How did you open your second location?

GN: Our Brentwood location was right across the street from the headquarters of Westfield USA. Westfield is one of the biggest mall owners in the world, and many of their employees were Giggles N' Hugs customers. One in particular, Shannon, was the leasing agent for Century City Mall, a premiere mall here in Los Angeles. Nine or 10 months after opening, Shannon approached us and let us know that Westfield wanted us in Century City, and that they were prepared to do whatever it took to get us in there and that we should put together a list of our requirements and name our price.

This was fairly shortly after the 2008 financial crisis, so companies were going bankrupt left and right, and nobody was signing new deals. Somehow, however, Giggle N' Hugs was thriving, and Westfield wanted us to draw our enormous foot traffic to their malls given that consumers were shifting their buying habits to online shopping. You can buy a pair of shoes online, but you can't eat online. You can buy a tie online, but you can't take your children to run around online. A concept like Giggles N' Hugs draws 15,000 to 18,000 people per month, per location into these malls, particularly because of our birthday parties, which we do 15-20 of per weekend day, per location.

As a result, Westfield paid us $750K in TIs to open up our next location in the Century City Mall, and gave us a 50% discount on rent. Three months after opening there in 2011, Westfield gave us a letter of intent for us to open in every one of their malls across the United States. However, they wanted us to give them exclusivity, so we passed and decided to work with them on a location per location basis.

WF: How did you expand beyond your second location?

GN: With the huge success we had in the Westfield Century City mall, with them wanting us in all their malls across the country, In 2013, we negotiated with Westfield for another mall location, this time the Topanga Mall.

Meanwhile, Westfield had given us a year to close our Brentwood location. They did not allow tenants to have a competing location within a 10 mile radius; they didn't want us to cannibalize our new location in Century City, which was only four miles away.

Once we opened up Topanga, the floodgates opened, because we had proven our concept. In 2014, we started getting interest from Simon Properties, the largest mall owner in the country, and General Growth Properties, the second largest.

General Growth Properties approached us about their Glendale Galleria Mall, where they had just spent $200 million in renovations, They wanted Giggles N' Hugs next door to their anchor tenant, Bloomingdale's, to draw foot traffic. They gave is $600K in cash in TIs and reduced rent. However, to reach the required capital of $1.2 million dollars to open, we still needed to come up with about half the cash.

I realized that I couldn't concentrate on raising capital while running multiple busy locations. I brought in Shawn Richards, one of the best restaurant operators in the country, who has worked on Hardrock Cafe, House of Blues, and more. I asked him to help with operations, since I had no restaurant experience, and knew we had a goldmine on our hands.

After a few months of leaving the deal with General Growth Properties unresolved because we did not yet have the funding in place, I had to finally let them know that I didn't have the cash to proceed, and so we would have to pass. However, a few days later, I got a call from one of the senior people at GGP who asked why we passed on moving forward on the deal. We explained that even though we were getting half the cash required from them, we still needed another six or seven hundred thousand dollars to complete the new location which we did not have.

To my shock, they offered us an additional $700K loan, 0% interest, amortized over the 10-year lease which in essence paid for the entire cost of the new location. With that, we were able to get that location up and running in 2014.

WF: Why did the Century City location close?

GN: About a year and a half ago, Westfield decided that they wanted to do a complete remodel and renovate the entire mall. Specifically, because all the mall owners were hurting with more and more people shopping online, they were looking to add more restaurants, which draw foot traffic, and cater to more affluent customers, because that segment of the market is less affected by online shopping. Giggles N Hugs attracts significantly more foot traffic compared to a typical restaurant because of our birthday parties which brings in thousands of people per location per month.

Once Westfield decided to renovate the Century City Mall, we tried to remain open, but the entire mall was being demolished around us, with bulldozers and dynamite and dust. Westfield didn't want us leaving, because they were changing the model for that mall, and they knew that they wanted us to open new locations in their other malls. With that in mind, they agreed to buy out our lease. When the remodeling was finished a few months ago, we discussed going back but the rent was quadruple what we had been paying, so for now we are focusing opening new locations in other parts of the country with more extreme weather.

WF: Why haven't you seen faster growth?

GN: The simple answer is cash, which we need to open additional locations. We have raised capital--over $7 million to date of which over $2 million has come from me--but the capital that we've raised has not been enough. Now we're looking for a new channel with Wefunder, as opposed to institutional investors who want terms that we're not willing to give.

WF: What is your background?

GN: I had no background in restaurants. I was an investment banker, working at Lehman Brothers as a wealth manager. Besides Lehman, I had worked at a few other firms, including Smith Barney, Prudential Bache, and others. Eventually I started my own brokerage and investment banking firm which lasted for about seven or eight years. I brought a bunch of companies public, so great things were happening. However, my dream had always been to start a company from scratch and make it a worldwide brand. I had seen that with some of the companies we raised capital for and I've been accustomed to seeing other businesses and brands thrive. I wanted to do it for myself, so when this idea formed, my wife I thought, well, this might be it.

WF: Who is on the team?

GN: My co-CEO is Phillip Gay. Phillip is the former CFO of California Pizza Kitchen and the former CEO of Wolfgang Puck Food Enterprise. We also have John Kaufman on our advisory board. John formally served as Interim President of the company, and was the COO at California Pizza Kitchen with Phillip. Together, John and Phillip grew California Pizza Kitchen from two locations to over 100. We also have Sean Richards and Greg Schroppel. Sean has been in operations all his career at such themed restaurant concepts as Planet Hollywood, House of Blues, and Pink Taco where he worked with Peter and Harry Morton who are the founders of Hard Rock Cafe and Mortons Steakhouse. Greg is our master chef who has over 25 years of restaurant experience. He has also been the research and development chef at Prospective Consulting where he developed menu dishes for such brands as A & W, Applebee's, Arby's and many others.

We also brought in Todd Star, the former head of Westcoast leasing at Westfield to head up all our real estate negotiations for our expansion. Todd knows a lot about the best malls in the country and can guide us going forward. He knows all the ins and outs of the landlord business from the other side, and now he's working for us on the tenant side which is invaluable to us.

WF: What are some examples of your celebrity clientele?

GN: About every celebrity with kids that you can think of has been in for a visit. We have had Mark Wahlberg, Adam Sandler, Melissa Mccarthy, Jennifer Hudson, Halle Berry, Charlize Theron...Everyone has been. Jay-Z and Beyonce, Sandra Bullock, Heidi Klum, Jack Black. We've done birthday parties for Fergie, Ellen Pompeo, and Jessica Alba and many many more. We have also been featured in a number of TV shows, national newspapers and magazines, including, New York Times, Wall Street Journal, People magazine, Bloomberg Businessweek, Forbes, Entrepreneur, The Herald Sun, OK!, US Weekly, FOX business news, CBS The Talk, ABC, NBC Extra, Access Hollywood, and more

WF: What will Wefunder investors specifically be investing in?

GN: Wefunder investors will be helping to open a new location, probably in Seattle, which will be a separate financial subsidiary. In a place like Seattle, there are a lot more cold or rainy days that will bring indoors more people compared to Los Angeles and drive our sales even higher. Our plan is that investors will get 80% of the cash flow until their investment has been fully repaid, with 6% interest while you're waiting. At that point, we intend to flip the cashflow split to 20/80.

WF: What are the average revenue and profit margins for a Giggles N' Hugs location?

GN: Each location currently has annual revenue of about $1.3 million. The current net profit margin at our Glendale location is around 27%.

For a typical daytime visit, we generate an average of $40 in revenue per family, including a $14 admission fee for a child, a $15 meal for an adult, an $8 meal for the child, and around $4 in drinks. A huge part of our business is birthday parties which can cost $250 for a basic party, to as much as $40,000 for some of the most elaborate parties you have seen. Parties and the admission fee are the main reasons why our profit margins are so much better than a typical restaurant. Besides the initial capital cost for the play area, there aren't many additional costs, so our admission fees and birthday parties result in our high margins.

We believe that in a market like Seattle or San Francisco, revenue would probably be closer to $2.2 million because of the more extreme weather which will increase our margins even higher.

WF: What is the size and capacity of a Giggles N' Hugs location?

GN: The typical size of our current locations is about 6,000 square feet. As we have grown, we have become more efficient, and in future locations, out kitchen and dining areas will be smaller, so our footprint will be closer to 4,500 or 5,000 square feet.

On the weekends, we are usually at about 80-90% capacity because we do so many birthday parties. On the weekdays, particularly when schools are in session, we are probably at about 50% capacity for regular dining business. During summer months, when school is out, that increases to 70%.

WF: What is Parties to Go?

GN: We launched a service called Giggles N' Hugs Parties to Go about two years ago. We had realized that with the nice weather in Southern California, many of our customers were opting to have parties at home or at a park. We thought that if we can't beat 'em, join 'em; people still need cake, food, staffing, entertainment, and activities. We are a one-stop shop to provide a birthday experience whether it's at a Giggles N' Hugs location or a place of your convenience.

Parties to Go currently represents about five percent of our revenue. We would like to be able to push this area of our business with more marketing.

WF: What is your marketing plan for launching a new location?

GN: We're planning to make a big splash. We have had celebrity ambassadors, including Jillian Michaels and Tia Mowry in the past. Jillian helped us launch our recent Fitness Fridays initiative, which included offering various activities for the kids that would get them moving and promoting exercise and our healthy menu options. Lots of entertainment news magazines and TV shows covered that launch event, including NBC Extra, which resulted in features in several entertainment magazines like People and US Weekly. We expect to leverage our celebrity clients and relationships in the press and repeat that model at every new location we open.

WF: What makes the menu at Giggles N' Hugs unique?

GN: We try to take kids' favorite foods and infuse them with healthiness. A great example is our mac and cheese. At most restaurants, you'll be served a powdered, processed cheese on your pasta, which is not good for your kids. At Giggles N' Hugs, aside from using organic cheddar cheese and buttermilk, we puree squash and carrots and hide it in the cheese sauce. Similarly, our pizza has pureed mushrooms and spinach hidden in the tomato sauce, and our chicken nuggets are breaded with flax seed and Italian bread crumbs. And of course, everything is made fresh.

WF: Why should Wefunder investors choose to invest with Giggles N' Hugs?

GN: This is the opportunity to get in on the ground floor of a concept that could take over the country, and even the world. This is a unique concept. We have already made a name for ourselves, with features in many magazine, news shows, and newspapers across the country. We have multiple franchisee opportunities and multiple merchandising opportunities. We are just getting started. Giggles N' Hugs could be the next California Pizza Kitchen or Cheesecake Factory.

Think about a place like Shake Shack, which is a burger joint. There are hundreds of competing burger restaurants out there, and yet they're thriving. In contrast, we have very minimal competition. We have set ourselves apart in California, and we're going to set ourselves apart in every new market we enter. It's an opportunity for investors to get in on that excitement.

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RISKS

1 *WE ARE AN EARLY DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY.*

We were formed under the laws of Delaware on September 21, 2018. We have limited operations and no operating revenue. The Company is in the development stage, and its future operations are subject to all of the risks inherent in the establishment of a new business enterprise. These risks are described in detail below. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Giggles N' Hugs is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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